                                                                      EXHIBIT 11
                    NORSTAN, INC. AND SUBSIDIARIES

         STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                  YEARS ENDED APRIL 30,
                                                                    --------------------------------------------
                                                                      1997               1996             1995
                                                                    -------            -------           -------
PRIMARY EARNINGS PER SHARE -

Weighted average number of
  issued shares outstanding                                           9,140               8,526            8,242

Effect of:
  1995 Long-Term Incentive Plan                                          20                   -             -
  1986 Long-Term Incentive Plan                                         201                 398              414
  Restated Non-Employee Directors' Stock Plan                            64                  96               82
  Employee Stock Purchase Plan                                           10                   8               12
                                                                    -------              ------           ------
Shares outstanding used to compute
  primary earnings per share                                          9,435               9,028            8,750
                                                                    -------              ------           ------
                                                                    -------              ------           ------

Net income                                                          $10,217              $8,489           $7,063
                                                                    -------              ------           ------
                                                                    -------              ------           ------

PRIMARY EARNINGS PER SHARE                                          $  1.08              $  .94           $  .81
                                                                    -------             -------          -------
                                                                    -------             -------          -------


                                                                                YEARS ENDED APRIL 30,
                                                                    --------------------------------------------
                                                                      1997               1996             1995
                                                                    -------            -------          --------
FULLY DILUTED EARNINGS PER SHARE -

Weighted average number of shares used
  for primary earnings per share                                      9,435               9,028            8,750

Effect of:
  1995 Long-Term Incentive Plan                                           1                   -               -
  1986 Long-Term Incentive Plan                                           1                   8                6
  Restated Non-Employee Directors' Stock Plan                             -                   2                2
  Employee Stock Purchase Plan                                            -                   -                2
                                                                    -------              ------          -------
Shares outstanding used to compute
  fully diluted earnings per share                                    9,437               9,038            8,760
                                                                    -------              ------          -------
                                                                    -------              ------          -------

Net income                                                          $10,217              $8,489           $7,063
                                                                    -------              ------           ------
                                                                    -------              ------           ------

FULLY DILUTED EARNINGS PER SHARE                                    $  1.08              $  .94           $  .81
                                                                    -------              ------           ------
                                                                    -------              ------           ------



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